Exhibit 2.1

SALE OF LLC INTEREST AGREEMENT

THIS SALE OF LLC INTEREST AGREEMENT (this "Agreement") is dated as of July 28, 2021 (the "Effective Date"), and is made and entered into by and between Integrity Health Corporation, a Delaware corporation ("Buyer") and Lea Graf ("Seller"), in connection with Seller's sale of all of her interests in Medical Aesthetic Solutions, LLC, a Florida limited liability company, d/b/a Point Lumineux Med Spa (the "Company") to Buyer.

A.	Seller is the beneficial and record owner of 100% of the membership interests in the Company.

B.	Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of Seller's membership interest in the Company (the "Seller's Interest") on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE

1.1 Sale and Purchase of Seller's Interest. This Agreement is intended to be signed and closed on the same date herein called the "Effective Date." On the Effective Date, Seller shall sell, assign, and transfer to Buyer all of the Seller's Interest in the Company, and Buyer shall purchase, acquire, and accept the Seller's Interest from Seller, all upon the terms and conditions set forth in this Agreement.

1.2 Purchase Price. The purchase price for the Seller's Interest is One Hundred and Fifty Thousand Dollars ($150,000.00) (the "Purchase Price") with an option for the Seller to earn an additional $100,000 to be added onto the Purchase Price subject to the terms and conditions as outlined herein.

1.3 Payment of the Purchase Price.

1.3.1 Payment. On the Effective Date, Buyer shall deliver to Seller, by wire transfer, a payment for Buyer's first equity payment in the amount of One Hundred and Fifty Thousand Dollars ($150,000) ("First Payment").

1.3.2 On or before December 31, 2021, contingent on the conditions being met as outlined in the addendum attached hereto and Section 4.2 herein, Buyer shall deliver to Seller, by wire transfer, an additional payment in the amount of Fifty Thousand Dollars as long as there is no interference, negative comments about the MedSpa or employees or any type of harassment towards the employees of the MedSpa ($50,000) by Seller and/or Sera Balderston ("Second Payment").

1.3.3 On or before April 1, 2022, contingent on the conditions being met as outlined in the addendum attached hereto and Section 4.2 herein, Buyer shall deliver to Seller, by wire transfer, an additional payment in the amount of Fifty Thousand Dollars ($50,000) as long as there is no interference, negative comments about the MedSpa or employees or any type of harassment towards the employees of the MedSpa by Seller and/or Sera Balderston ("Third Payment").

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller hereby represents and warrants to Buyer, and covenants with Buyer, as follows:

2.1 Authority and Capacity . The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. No approval or consent of any persons other that Seller is necessary.

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2.2 Agreement Will Not Cause Breach or Violation. The execution, delivery and performance of this Agreement by Seller does not and the consummation of the transaction contemplated hereby will not (a) conflict with any provision of Company's charter documents; (b) result in a breach of or default under any other agreement to which Seller or the Company is a party or by which they are bound; or (c) violate any law applicable to the Company or any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon the Company.

2.3 Binding Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes Seller's valid and binding agreement, enforceable against Seller in accordance with and subject to its terms.

2.4 Title to Seller's Interest. Seller is the lawful record and beneficial owner of all of Seller's Interest, free and clear of any liens, claims, agreements, charges, security interests and encumbrances whatsoever. On the Effective Date, the Operating Agreement of the Company showing ownership of the membership interests of the Company shall be amended to memorialize this transaction and to show that Buyer owns 100% of the membership interests in the Company, subject to the terms of this Agreement. Seller shall sign such documents and provide such certificates as may be required to evidence the sale of Seller's Interest.

2.5 Absence of Liabilities. Except for the items listed on Exhibit A, to the actual knowledge of Seller, without duty of inquiry or investigation, there are no material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, that are not reflected on the Company's balance sheet.

2.6 Compliance with Laws. Except for the items list on Exhibit B, to the actual knowledge of Seller, the Company has not received notice that it is in violation of any applicable federal, state, or local statute, law, ordinance, or regulation affecting the operation of the Company's business.

2.7 Absence of Litigation. Except for the items listed on Exhibit B, to the actual knowledge of Seller, the Company has not received notice of any pending or threatened suit, action, arbitration, or legal or administrative proceeding or investigation affecting the Company or its business.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

3.1 Authority and Capacity of Buyer; No Default of Company. Buyer has all requisite power, authority and legal capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer does not and the consummation of the transaction contemplated hereby will not (a) conflict with any provision of the Buyer's charter documents; (b) result in a breach of or default under any other agreement to which the Buyer is a party or by which either is bound; or (c) violate any law applicable to Buyer, or any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon Buyer.

3.2 Binding Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes Buyer's valid and binding agreement, enforceable against Buyer in accordance with and subject to its terms.

ARTICLE IV
COVENANTS

4.1 Conduct of Business of the Company. Seller covenant that, prior to the Effective Date, Seller shall cause the Company to:

(a)	Conduct its business only in the ordinary and usual course and will not incur any debts or liabilities other than in the ordinary course;

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(b)	Not do or cause to be done anything that would cause any of Sellers' representations or warranties to be untrue or inaccurate if made at the time, except as otherwise permitted by this Agreement or consented to in writing by Buyer;

(c)	Maintain its property, plant and equipment in accordance with good business practice;

(d)	Use its best efforts to preserve its business organization intact, keep available the services of its present management, including, but not limited to Buyer, and preserve the goodwill of its suppliers, customers, and others having business relations with it; and

(e)	Permit no distribution to be authorized or paid, nor any increase in the compensation payable or to become payable by it to any of its directors, managers, officers, managerial employees or consultants, or other employees.

4.2 Post-Closing Covenants. In consideration of the Purchase Price, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, following the Closing hereof, and as a condition to complete said Closing, Sellers agree that they have information regarding the Company and will continue to be in a position of trust and confidence, having familiarity with the Company's operations, including, but not limited to financial and business information, client lists, bidding practices, tax records, unique production and/or service methods, proprietary information (including patents if any), employee benefits, personnel history, accounting procedures, surety limits or terms, bank lending terms, promotions, products, bid methods, strategies, goals, employees, consultants, equipment condition and capability, job status (executory and completed), technology, services, procedures, clients and services, bid processes, potential clients, potential service areas, and general operations of the Company (collectively "Confidential Information"). It is hereby acknowledged by all Parties that all the foregoing, both individually and combined, define the business of the Company, and are valuable, special, and unique assets of the Company and its business; the disclosure of or inappropriate use of these assets without the specific written authorization of the Company will cause serious harm to the business and good will of the Company, potentially causing significant monetary loss. Seller recognizes and acknowledges that the Company has taken reasonable steps to preserve and protect the secrecy of all of the foregoing confidential information and trade secrets.

(a)  Non-Disclosure. Seller shall keep all Company's Confidential Information and trade secrets, strictly confidential and Seller shall not disclose any of the Company's Confidential Information to any third party without the prior written consent of the Company or pursuant to an order of a court of competent jurisdiction.

(b)  Non-Solicitation. Commencing on the Effective Date, and continuing for a term of eighteen (18) months, Seller agrees not to (i) solicit, encourage or attempt to induce (or to assist others to do so) any employee or agent of the Company to terminate his or her employment or working relationship with the Company, or to work with such Seller (or any business, person or activity for profit in which such Seller is associated with) in any capacity whatsoever, or (ii) solicit, encourage, attempt to induce or otherwise contact any of the Company's existing or prospective customers or clients (known to Seller as of the Effective Date) (or to assist others to do so) for the purpose of reducing, restructuring or terminating its (or their) business relationship with the Company or to shill its business from the Company to any other provider of competing services or goods.

(c)  Non-Disparagement. Seller and Buyer mutually agree that they will make no written or oral statements that directly or indirectly disparage the Company, or each other, or their respective officers, directors, employees, agents or affiliates in any manner whatsoever, including, but not limited to the working conditions or employment practices of the Company.

(d)   Non-Interference. The Seller covenants and agrees that she will not at any time, for whatever reason, whether for her own account or for the account of any other person, firm, corporation or other business organization: (i) interfere with contractual relationships between the Company and any of its customers or employees; or (ii) interfere with the method by which the Buyer manages and controls the Company. Seller hereby agrees that the Second Payment and Third Payment are conditioned on Seller's compliance with this Section 4.2(d).

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(e)  Remedies Include Injunctive Relief. In the event Seller breaches or threatens to breach the terms of this Section 4.2, in whole or in part, the Company shall be entitled to all remedies to which it may be entitled in law or in equity including injunctive relief, and monetary damages.

(f)  Addendum. The Parties and Sera Balderston shall sign that attached Addendum that is incorporated herein.

4.3 Notification of Transaction.. Buyer shall make such filings with the Securities and Exchange Commission as may be required in connection with this transaction. Buyer and Seller may make such public announcements (including, without limitation, press releases and announcements in trade and industry publications and publications of general interest) as each deems appropriate; provided, however, that such public announcements shall be subject to review and approval by the other party, to be granted or denied within three business days of request, with consent not to be unreasonably withheld and with silence being deemed consent. The parties shall reasonably cooperate with each other in making such announcements and filings.

4.4 Trademarks and Tradenames . As of the Effective Date, Seller shall assign to the Company, to the extent owned by Seller, without warranty, the sole and exclusive right to use the names "Point Lumineux Med Spa" and "Medical Aesthetic Solutions, LLC," and any similar name or forms thereof, and Seller shall have no right to use and of the foregoing names from and after the Effective Date.

4.5. Indemnification.

4.5.1 Indemnification by Buyer. Buyer will indemnify, defend, and hold Seller, and each of Seller's officers, directors, employees, and agents harmless from and pay any and all losses, costs, damages, claims, obligations, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and costs), whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims (collectively, "Claims"), directly or indirectly resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty Buyer has made in this Agreement; or (b) any breach, violation or default by Buyer of any covenant, agreement or obligation of Buyer in this Agreement.

4.5.2 Indemnification by Seller. Seller shall indemnify, defend, and hold Buyer, and each of Buyer's members, officers, directors, employees, and agents harmless from and pay any and all losses, costs, damages, claims, obligations, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and costs), whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims (collectively, "Claims"), directly or indirectly resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty Seller has made in this Agreement; (b) any breach, violation or default by Seller of any covenant, agreement or obligation of Seller in this Agreement; (c) any grossly negligent or willful misconduct of Seller in connection with the Company occurring prior to the Effective Date.

ARTICLE V

Conditions Precedent to the Obligations of Buyer to Close

The obligations of Buyer to close hereunder on the Closing Date are subject to the fulfillment at or prior to the Closing Date of each of the following conditions (any one or more of which may be waived in whole or in part by it in writing):

5.1 Representations and Warranties True and Correct. The representations and warranties of each Seller contained herein shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

5.2 Performance of Covenants. Seller shall have performed and complied with all material terms, covenants, and conditions of this Agreement to be performed or complied with by each of them on or before the Closing Date.

5.3 No Material Adverse Change. No damage, destruction, or loss (whether or not covered by insurance) and no other event materially and adversely affecting the Company's assets, financial condition, or business prospects of the Company shall have occurred.

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5.4 No Litigation. No action or proceeding shall have been instituted in which an order has been entered restraining or prohibiting or invalidating the transactions contemplated by this Agreement or affecting the right of Buyer to own the Units after the Closing Date, and no such action or proceeding shall have been threatened or instituted (whether or not such an order has been entered) by any governmental department or agency, except as shown on Exhibit "B."

ARTICLE V

MISCELLANEOUS

6.1 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

6.2 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of Florida without reference to, and regardless of, any applicable choice or conflicts of laws principles.

6.3 Counterparts and Signatures. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. Signatures by facsimile or electronic means shall be valid and enforceable.

6.4 Further Assurances. Each of the parties hereto shall from time to time at the request of the other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

6.5 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

6.6 Attorneys' Fees. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys' fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

6.7 Amendment and Termination. This Agreement may be amended or terminated only upon a writing executed by both Buyer and Seller.

6.8 Successors and Assigns. Subject to the provisions of this Agreement relating to the transferability of Seller's Interest, this Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns. Whenever appropriate in this Agreement, references to Buyer or Seller shall be deemed to refer to such company's successors or assigns.

6.9 Dispute Resolution.

6.9.1 Arbitration. All disputes concerning this Agreement shall be settled by arbitration, before one arbitrator, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall be selected in accordance with such commercial arbitration rules. A party is entitled to initiate an arbitration proceeding if a dispute cannot be resolved amicably within ten days after the other party has been notified of the existence of the dispute. The arbitrator is authorized to grant injunctive relief and/or specific performance in addition to monetary relief. The arbitrator hereby is instructed to interpret and enforce this Agreement in strict accordance with its terms, and in accordance with Florida law. All arbitration proceedings shall be held in Florida.

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6.9.2 Equitable Relief. Notwithstanding the foregoing, each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement. Furthermore, upon the occurrence of an event of default, Seller is entitled to exercise all of the rights and remedies described in this Agreement and, at any time, to bring an action in a court of competent jurisdiction (or, at its election, to initiate an arbitration proceeding) for purposes of enforcing the terms of this Agreement.

6.9.3 Award. The award of the arbitrator in any arbitration proceeding shall be final and may be enforced in any court of competent jurisdiction, and an action to compel arbitration may be brought in any court of competent jurisdiction. The unsuccessful party to any arbitration proceeding or to any court action that is permitted by this Agreement shall pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys' fees and the fees of the arbitrator, incurred therein by the successful party. EACH PARTY AGREES THAT, TO THE EXTENT PERMISSIBLE BY LAW, ALL RIGHTS TO A TRIAL BY A JURY OF ANY CLAIM CONCERNING THIS AGREEMENT ARE ABSOLUTELY AND FOREVER WAIVED.

Executed as of the date first above written.

Buyer:

Integrity Health Corporation, Inc., a Delaware corporation

By: /s/ Nelson Grist
Nelson Grist
Its: Chief Executive Officer

Seller:

By: /s/ Lea Graf
Lea Graf
Its: Sole Member of Medical Aesthetics Solutions, LLC

Company:

Medical Aesthetic Solutions, LLC., a Florida limited liability company

By: /s/ Lea Graf
Lea Graf
Its Managing Member

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EXHIBIT A

Medical Aesthetic Solutions, LLC

Balance Sheet

As of July 27, 2021

TOTAL
ASSETS
Current Assets
Bank Accounts
BOA - Advantage Chk - (0680)	33,724.96
PayPal	39.63
Petty Cash	546.25
zPayments in Transit	4,904.57
Total Bank Accounts	$39,215.41

Other Current Assets
Cool Sculpting Prepaid Cards	22,650.00
Employee Advances	273.79
Mindbody Inventory	37,338.88
Total Other Current Assets	$60,262.67

Total Current Assets	$99,478.08
Fixed Assets
Medical Equipment	102,231.12
xAccumulated Depreciation	-89,904.00
Total Fixed Assets	$12,327.12
TOTAL ASSETS	$111,805.20

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable (A/P)	18,763.17
Total Accounts Payable	$18,763.17

Credit Cards
BoA CC Parent - 9447	6,890.65
Total Credit Cards	$6,890.65

Other Current Liabilities
Gift Cards - Liability	7,345.50
Sales Tax Payable	50.34
SBA PPP Loan	39,327.00
Total Other Current Liabilities	$46,722.84
Total Current Liabilities	$72,376.66
Long-Term Liabilities
Loan from Shareholder	10,000.00
Zeltiq Note Payable	13,437.63
Total Long-Term Liabilities	$23,437.63
Total Liabilities	$9,814.29

Equity
Common Stock	100.00

Accrual Basis Wednesday, July 28, 2021 02:44 PM GMT-04:00

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Medical Aesthetic Solutions, LLC

Balance Sheet

As of July 27, 2021

TOTAL
C ontributions	37,201.74
Retained Earnings	-1,412.60
Net Income	-19,898.23
Total Equity	$15,990.91
TOTAL LIABILITIES AND EQUITY	$111,805.20

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7/28/2021 Point Lumineux MedSpa | Mindbody

PART OF EXHIBIT A

Reports » **Account Balances as of 7/28/2021**

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Client	Email	Phone #	Account balance	ACCOUNT ACTIVITY SUMMARY	0-29 Days Ago	30-59 Days Ago	60-89 Days Ago	90+ Days Ago	Unpaid Sessions
Thoma, Eileen	eethoma05@gmail.com	(941) 993-0675	($3,475.00)	[Create Statement]	$0.00	$0.00	$0.00	($3,475.00)	
Bullock, Lori	lorilock7@gmail.com	(231) 633-0100	($2,250.00)	[Create Statement]	$0.00	$0.00	$0.00	($2,250.00)	
Biondi, Mark	Mbiondi@holidayslounge.net	(305) 619-6117	($2,000.00)	[Create Statement]	$0.00	$0.00	$0.00	($2,000.00)	
Nicholson, Leslie	knicholson1@gmail.com	(781) 696-4740	($2,000.00)	[Create Statement]	$0.00	$0.00	$0.00	($2,000.00)	
Stathas, Rhodes (RG)	rs@thebpconstructiongroup.com	(941) 223-6819	($1,575.00)	[Create Statement]	$0.00	$0.00	$0.00	($1,575.00)	
Stoll, Sue	sleora@hotmail.com	(504) 616-9262	($1,400.00)	[Create Statement]	$0.00	$0.00	$0.00	($1,400.00)	
Moreau, Ashley	ashalee0702@gmail.com	(941) 999-7244	($1,200.00)	[Create Statement]	$0.00	$0.00	$0.00	($1,200.00)	
Myers, Pamela	pmyers9589@outlook.com	(678) 429-8589	($1,120.00)	[Create Statement]	($1,120.00)	$0.00	$0.00	$0.00	
Porada, Tonia	toniaculen@hotmail.com	(775) 881-8315	($1,100.00)	[Create Statement]	($1,100.00)	$0.00	$0.00	$0.00	
Lucas, Mark	marksnluc@gmail.com	(941) 536-6727	($1,075.00)	[Create Statement]	$0.00	($800.00)	($200.00)	($75.00)	
Shaw, Rosie	rosieshaw60@gmail.com	(508) 326-3023	($1,025.00)	[Create Statement]	$0.00	$0.00	$0.00	($1,025.00)	1 Unpaid
Hancock, Nicole	nicolehancock329@gmail.com	(248) 302-0410	($1,000.00)	[Create Statement]	$0.00	($1,000.00)	$0.00	$0.00	
Behan, Susan	nanabehan@aol.com	(860) 593-1940	($900.00)	[Create Statement]	$0.00	$0.00	($900.00)	$0.00	
Davis, Lori	justabasketcase@myself.com	(941) 400-3039	($849.00)	[Create Statement]	$0.00	$0.00	$0.00	($849.00)	1 Unpaid
Nikolayenko, Yuriy	yuriy2008@hotmail.com	(267) 970-4016	($835.50)	[Create Statement]	$0.00	$0.00	$0.00	($835.50)	
Graham, Hill	conciergemedical1@gmail.com	(813) 787-7244	($831.15)	[Create Statement]	$0.00	$0.00	$0.00	($831.15)	
Basile, Nicholas	nicholas.basile8@yahoo.com	(941) 539-9629	($800.00)	[Create Statement]	$0.00	$0.00	($800.00)	$0.00	
Cunningham, Constance	CACJEM@GMAIL.COM	(814) 547-8668	($800.00)	[Create Statement]	$0.00	($800.00)	$0.00	$0.00	
Candelaria, Anne	acandelaria1234@gmail.com	(845) 220-7033	($562.50)	[Create Statement]	$0.00	$0.00	$0.00	($562.50)	
Crane, Lisa	lelisicook@gmail.com	(818) 458-5282	($474.00)	[Create Statement]	$0.00	$0.00	$0.00	($474.00)	
Braun, Paulette		(941) 366-6284	($450.00)	[Create Statement]	$0.00	$0.00	$0.00	($450.00)	
Moshier, Sarah	magnoliahuase2020@yahoo.com	(603) 366-5167	($168.05)	[Create Statement]	$0.00	($168.05)	$0.00	$0.00	
Iden, Stacey	staceyiden@yahoo.com	(941) 726-9316	($150.00)	[Create Statement]	($150.00)	$0.00	$0.00	$0.00	
Perry, Christina	perrychristina11@yahoo.com	(941) 518-0154	($131.41)	[Create Statement]	$0.00	$0.00	$0.00	($131.41)	
McHugh, Kathleen	mchughcassidy@gmail.com	(847) 951-8589	($26.00)	[Create Statement]	$0.00	$0.00	$0.00	($26.00)	
Welch, Heather	welch4@gmail.com	(941) 224-2067	($10.00)	[Create Statement]	$0.00	$0.00	$0.00	($10.00)	
Weidemiller, Carole	1nordiclord@gmail.com	(386) 852-6896	$0.04	[Create Statement]	$0.00	$0.00	$0.00	$0.04	
Cantrell, Dannielle	danniellecantrell0508@yahoo.com	(770) 576-0328	$0.25	[Create Statement]	$0.00	$0.00	$0.00	$0.25	
Slavin, Stephanie	slavin911@gmail.com	(704) 307-5621	$2.00	[Create Statement]	$0.00	$0.00	$0.00	$2.00	
Mayer, Cyndy	cmayer@ptd.net	(570) 640-8811	$2.50	[Create Statement]	$0.00	$0.00	$0.00	$2.50	
Simpkins, Kendra	kendra.simpkins@hotmail.com	(941) 504-3040	$4.00	[Create Statement]	$0.00	$0.00	$0.00	$4.00	
Gardner, Pam	pamboilen@yahoo.com	(781) 223-6709	$7.49	[Create Statement]	$0.00	$0.00	$0.00	$7.49	
Cantrell, Linda	linisocan@verizon.net	(941) 504-0224	$7.70	[Create Statement]	$0.00	$0.00	$0.00	$7.70	
Abbot, Susan	sbabbot@aol.com	(732) 241-8798	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Baidan, Natalie	natalie.baidan@gmail.com	(941) 993-0280	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Hyland Mercer, Kate	katehylandmercer@gmail.com	(941) 716-6707	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Juraszek, Sharon	sjuraszek22@yahoo.com	(415) 794-8871	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Lieberman, Bryan	bryan@rymem.com	(941) 993-3152	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Przepiora, Agata	agata.przepiora@yahoo.com	(941) 822-2716	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Schott, Leslye	karolunk40@gmail.com	(440) 667-2111	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Vizuna, Cesar	cesarvizzo@hotmail.com	(941) 266-9836	$10.00	[Create Statement]	$0.00	$0.00	$0.00	$10.00	
Lawton, Gina	glawton@icloud.com	(419) 262-1112	$10.45	[Create Statement]	$0.00	$0.00	$0.00	$10.45	
Akers, Jason	jasona34233@gmail.com	(941) 539-1608	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Collins, Kara	kjcollins33@gmail.com	(941) 504-5292	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Cooper, Corina	possum4444@yahoo.com	(941) 704-2956	$20.00	[Create Statement]	$0.00	$0.00	$20.00	$0.00	
Depalma, Anthony	anthony.depalma@comcast.net	(203) 675-2164	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Friedman, William	ffowerman@aol.com	(941) 822-6008	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Goldberg, Bridgette	swcmgfmg@mail.com	(941) 538-8364	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Henry, Bailey	baileypaigehenry@gmail.com	(941) 527-5561	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
HOBSON, RONALDA	RONALDAHOBSONNP@VERIZON.NET	(727) 224-9532	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Hobson, Burleigh	hobson5@verizon.net	(727) 324-9074	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Hodo, Troy	hodotroy@gmail.com	(941) 773-8425	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Hughes, Christin	christin.hughes@yahoo.com	(304) 751-7047	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Oakley, Tyler	tyler@bairdinc.com	(407) 832-5786	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Shaw, Samantha	samanthashaw1103@gmail.com	(941) 586-6752	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Turner, Paul	pturner14@msn.com	(863) 221-8688	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Wadsworth, Angela	awadsworth424@gmail.com	(941) 685-3545	$20.00	[Create Statement]	$0.00	$0.00	$0.00	$20.00	
Wilkerson, Charyse	charyse1.williams@gmail.com	(863) 398-1750	$20.00	[Create Statement]	$0.00	$0.00	$20.00	$0.00	
Sherman, Ryan	shermanr@verizon.net	(941) 650-6719	$25.67	[Create Statement]	$0.00	$0.00	$0.00	$25.67	
Valley, Gale	gale1954@verizon.net	(941) 374-0446	$40.00	[Create Statement]	$0.00	$0.00	$0.00	$40.00	1 Unpaid
Gould, Lenore	lcg101010@gmail.com	(917) 842-8845	$42.00	[Create Statement]	$0.00	$0.00	$0.00	$42.00	
Birr, Deborah	debbirr@gmail.com	(720) 480-7845	$42.80	[Create Statement]	$0.00	$0.00	$0.00	$42.80	
Dunlap, Kristy	kdunlap629@gmail.com	(813) 389-2277	$46.00	[Create Statement]	$46.00	$0.00	$0.00	$0.00	
Reckers, James	jreckers78@gmail.com	(269) 503-3991	$46.00	[Create Statement]	$0.00	$0.00	$0.00	$46.00	
Griffin, Gwen	gwennie147@gmail.com	(610) 909-0111	$49.00	[Create Statement]	$0.00	$0.00	$0.00	$49.00	
Cross, Elizabeth	webblesee540@aol.com	(347) 557-2715	$50.00	[Create Statement]	$0.00	$0.00	$0.00	$50.00	
Horbach, Alison	alisonhorbach@gmail.com	(201) 212-2339	$50.00	[Create Statement]	$0.00	$0.00	$0.00	$50.00	
Moore, Bryan	hummingbirdsrq@gmail.com	(941) 321-1353	$50.00	[Create Statement]	$0.00	$0.00	$0.00	$50.00	
Celestino, Alice	alicelest@aol.com	(802) 461-6552	$73.83	[Create Statement]	$0.00	$0.00	$0.00	$73.83	
Gonzalez, Kim	kimgonzalez666@gmail.com	(941) 320-7882	$97.70	[Create Statement]	$0.00	$0.00	$0.00	$87.70	
Hurley, Shauna	roadrunnerm62@msn.com	(941) 426-1697	$99.00	[Create Statement]	$0.00	$99.00	$0.00	$0.00	
Iannotti, Jean	jeanne72@sbcglobal.net	(203) 848-9670	$99.00	[Create Statement]	$0.00	$0.00	$0.00	$99.00	
Bristol, Scott	scottbristol1234@gmail.com	(214) 499-7829	$105.00	[Create Statement]	$105.00	$0.00	$0.00	$0.00	
Duncan, Toni	tlduncan02@gmail.com	(941) 345-3430	$119.00	[Create Statement]	$0.00	$0.00	$0.00	$119.00	
Mesk[illegible]									
Shelb[illegible]									
Hutch[illegible]									
Mans[illegible]									
Marks[illegible]									
Schis[illegible]									
Robbi[illegible]									
Molter, Keenan	k_molter@hotmail.com	(502) 552-5515	$550.00	[Create Statement]	$0.00	$0.00	$0.00	$550.00	
Radmich, Nate	cenaradmich@yahoo.com	(941) 323-7166	$607.50	[Create Statement]	$0.00	$0.00	$0.00	$607.50	
Merritt, Dawn	causedawn@ymail.com	(941) 536-6845	$770.00	[Create Statement]	$0.00	$0.00	$0.00	$770.00	

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EXHIBIT B

COMPLIANCE WITH LAWS / LITIGATION

Medical Aesthetic Solutions LLC is disclosing that a disgruntled former employee reported fraudulent activity to CrimeStoppers, who then, in turn, reported to the Florida Department of Health. The report was related to Sera Balderston and Medical Aesthetic Solutions LLC and alleged that Sera Balderston performed services which were not allowed under her license. Sera Balderston is cooperating with the investigation and believes the report is incorrect as the services did not occur. Sera Balderston and her license will not be involved with Medical Aesthetic Solutions LLC after the closing of the sale.

This information has been fully disclosed to the Buyer, who has had sufficient time to fully investigate this matter.

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